UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 26, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466 (Commission File Number)	13-3216325 (IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2008, the Executive Committee of the Board of Directors of Lehman Brothers Holdings Inc. (the “Registrant”) elected the following officers, effective immediately: David Coles, Chief Financial Officer, Controller, Co-Treasurer and Executive Vice President; and James Fogarty, Co-Chief Operating Officer and Executive Vice President.  Mr. Coles will serve as the Registrant’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.  In addition, Bryan Marsal, who currently serves as the Registrant’s Chief Restructuring Officer, was elected Executive Vice President (while continuing to maintain the title of Chief Restructuring Officer).

Messrs. Coles, Fogarty and Marsal were elected in accordance with an engagement letter dated September 15, 2008 (the “Engagement Letter”) that the Registrant entered into with Alvarez & Marsal North America, LLC (“A&M”) that was the subject of, and filed as an exhibit to, the Registrant’s Current Report on Form 8-K dated September 22, 2008.  This Report hereby incorporates by reference the description of the Engagement Letter contained in Item 1.01 of such report and the biographical and other information regarding Mr. Marsal in Item 5.02 of such report.  As is the case with Mr. Marsal, Messrs. Coles and Fogarty will continue to be employed by A&M and, while rending services to the Registrant, will continue to work with A&M personnel in connection with unrelated matters.  As a result, Messrs. Coles and Fogarty will not receive any compensation directly from the Registrant and will not participate in any of the Registrant’s employee benefit plans.  The Registrant will instead compensate A&M for the services of Messrs. Coles and Fogarty.

Mr. Coles, 43, is a Managing Director with A&M, has more than 15 years of financial restructuring experience and specializes in business performance improvement, profitability analysis, working capital management and interim management.  His primary areas of expertise include the formulation and implementation of restructuring and performance improvement plans for underperforming businesses, and managing communications to creditor constituents.  While with A&M, Mr. Coles’s duties have included acting as Chief Executive Officer and Chief Restructuring Officer of National Century Financial Enterprises, Inc., a healthcare receivable financing business, from November 2002 to May 2004; Chief Restructuring Officer of American Business Financial Services, Inc., a mortgage originator, from February to May 2005; Chief Operating Officer of Applica, Inc., a designer and distributor of small household appliances, from November 2005 to May 2006; and Co-Chief Executive Officer, Chief Operating Officer and Chief Restructuring Officer of Euro-Pro Holdings, Inc., a designer and marketer of small appliances, from November 2006 to January 2008.  Prior to joining A&M in 1997, Mr. Coles was a senior manager with the turnaround and restructuring group of a Big Five accounting and consulting firm.

Mr. Fogarty, 40, is a Managing Director with A&M and a member of A&M’s Executive Committee for North American Restructuring.  In his 14 years with A&M, Mr. Fogarty has provided performance improvement, crisis management and restructuring advisory services to numerous underperforming and troubled companies in a variety of industry sectors.

While with A&M, Mr. Fogarty’s duties have included acting as Senior Vice President and Chief Financial Officer of The Warnaco Group, an apparel maker; Chief Financial Officer of Levi Strauss & Co.; and President and Chief Executive Officer of American Italian Pasta Company.  Prior to joining A&M, Mr. Fogarty spent four years with the Corporate Transactions Group of KPMG Peat Marwick.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 10.1

Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date:	October 2, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

EXHIBIT INDEX

Exhibit 10.1

Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).